Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Susannah Livingston	Kim Rockley
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	kimrockley@sprouts.com

SPROUTS FARMERS MARKET ANNOUNCES PRICING OF PUBLIC OFFERING BY SELLING STOCKHOLDERS

PHOENIX, Ariz. – (Globe Newswire) – November 25, 2013 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq: SFM) today announced the pricing of an underwritten public offering of 17,000,000 shares of its common stock by affiliates of Apollo Global Management, LLC (“Apollo”), and certain other stockholders of the Company (collectively, the “Selling Stockholders”) at a public offering price of $37.00 per share. The underwriters of the offering have the option, exercisable until December 25, 2013, to purchase up to an additional 2,550,000 shares of common stock from the Selling Stockholders. Apollo is selling approximately 8.8 million of the total shares (10.2 million if the underwriters’ option is exercised in full). The offering is scheduled to close on December 2, 2013, subject to customary closing conditions. The Selling Stockholders will receive all of the proceeds from the offering.

The offering is being made through an underwriting group led by Goldman, Sachs & Co., Credit Suisse, BofA Merrill Lynch, Apollo Global Securities, Barclays, Deutsche Bank Securities, UBS Investment Bank, Guggenheim Securities and Wolfe Research Securities. Goldman, Sachs & Co., Credit Suisse and BofA Merrill Lynch are acting as joint book-running managers of the offering, and Goldman, Sachs & Co. and Credit Suisse are the representatives of the underwriters.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Copies of the final prospectus relating to the offering, when available, may be obtained from: Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, Telephone: 866-471-2526, Facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, Telephone: 800-221-1037, or by emailing newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Sprouts Farmers Market

Sprouts Farmers Market is a specialty retailer of fresh, natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts Farmers Market employs more than 14,000 team members and operates more than 160 stores in eight states.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” or the negative of these terms and other similar expressions) that are not statements of historical fact should be considered forward-looking statements, including, without limitation, the expected size and timing of the offering. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the consummation of the offering by the selling stockholders and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.